CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): October 7, 2010 (April 8, 2010)

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1: Registrants Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

The initial Current Report on Form 8-K that we filed on April 13, 2010 to disclose that we entered into a Note and Warrant Purchase Agreements with 25 accredited investors in a second closing of the sale of Notes and Warrants on April 8, 2010 inadvertently included the wrong Form of Warrant as Exhibit 10.3. Therefore, we are filing this amendment to attach the correct Form of Warrant issued in the April 8, 2010 closing.

The only differences between the warrant issued on April 8, 2010 and the one that we attached as Exhibit 10.3 to the initial 8-K, are as follows: the exercise price of the April 8 warrant is initially $0.38 per shares, subject to adjustment,the exercise price of the April 8 warrant is subject to adjustment due to stock splits, recapitalization, reorganization or consolidations. Additionally, if we issue additional securities at a price less than the then current exercise price, the exercise price shall be automatically reduced to equal the price of the additional securities. Finally, the April 8 warrant expires on April 8, 2015.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:  /s/ Douglas MacLellan

Name:  Douglas MacLellan
Title:  Chief Executive Officer
Dated: October 8, 2010